                           COVENTRY HEALTH CARE, INC.
                                  SUBSIDIARIES



         NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
         ------------------                                    ----------------------
1.       Coventry Corporation                                        Tennessee

2.       Coventry Health and Life Insurance Company                  Texas

3.       Coventry Healthcare Management Corporation                  Delaware
         d/b/a HealthAssurance

4.       Coventry HealthCare Management Corporation                  Virginia

         (i)      Southern Health Services, Inc.                     Virginia

         (ii)     Southern Health Benefit Services, Inc.             Virginia

5.       Coventry HealthCare Development Corporation                 Delaware

         (i)      Coventry Health Plan of West Virginia              West Virginia

6.       Group Health Plan, Inc.                                     Missouri

         (i)      Specialty Services of Missouri, Inc.               Missouri

7.       HealthAmerica Pennsylvania, Inc.                            Pennsylvania

         (i)      Riverside Health Plan, Inc.                        Pennsylvania

8.       HealthCare USA, Inc.                                        Florida

         (i)      HealthCare USA of Missouri, Inc.                   Missouri

9.       HealthPass, Inc.                                            Pennsylvania

10.      Pennsylvania HealthCare USA, Inc.                           Pennsylvania

11.      Principal Health Care of Iowa, Inc.                         Iowa

12.      Principal Health Care Management Corporation                Iowa

13.      Principal Health Care of the Carolinas, Inc.                North Carolina

14.      Principal Health Care of Delaware, Inc.                     Delaware

15.      Principal Health Care of Florida, Inc.                      Florida

16.      Principal Health Care of Georgia, Inc.                      Georgia

17.      Principal Health Care of Illinois, Inc.                     Illinois



18.      Principal Health Care of Indiana, Inc.                      Delaware

19.      Principal Health Care of Louisiana, Inc.                    Louisiana

20.      Principal Health Care of Kansas City, Inc.                  Missouri

21.      Principal Health Care of Nebraska, Inc.                     Nebraska

22.      Principal Health Care of Pennsylvania, Inc.                 Pennsylvania

23.      Principal Health Care of St. Louis, Inc.                    Delaware

24.      Principal Health Care of South Carolina, Inc.               South Carolina

25.      Principal Health Care of Tennessee, Inc.                    Tennessee

26.      United HealthCare Services of Iowa, Inc.                    Iowa
